Exhibit 99.1

Unify Corporation 2101 Arena Blvd. Sacramento, CA 95834 916-928-6400 www.unify.com

FOR IMMEDATE RELEASE

Contact:       Deb Thornton

(916) 928-6379

deb@unify.com

Unify Corporation Announces Fourth Quarter
and Fiscal Year 2003 Results

Unify Achieves Profitability for the Fourth Quarter and Second Consecutive Year

SACRAMENTO, Calif., – June 10, 2003 – Unify Corporation (OTC BB: UNFY), a global provider of software product solutions, today announced financial results for the fourth quarter and fiscal year ended April 30, 2003.

Revenues in the fourth quarter were $3.2 million, a 15 percent decrease, compared to $3.7 million for the fourth quarter of fiscal 2002. Net income for the fourth quarter was $183,000, compared to net income of $791,000 in the fourth quarter of the prior year.  Net income per share was $0.01 per basic and diluted share, compared to net income per share of $0.04, basic and diluted, in the fourth quarter of last year.

For fiscal year 2003, total revenues were $12.2 million, down 10 percent, compared to revenues of $13.6 for fiscal 2002.  Net income for fiscal 2003 was $119,000, compared to net income of $1.6 million in fiscal 2002.  Net income per share was $0.01 per basic and diluted share, compared to net income per share of $0.08, basic and diluted, in the prior year.

“Although revenues were lower than we anticipated, we were pleased to end the quarter and the fiscal year with a profit for the second consecutive year,” said Todd Wille, president and CEO of Unify.  “We are energized about the upward demand for Unify NXJ, having 25 customers to date.  The coming year is about executing on fresh strategies to grow market acceptance for Unify NXJ, as well as driving revenue growth with all our products.”

“Our mission is to deliver product solutions for companies seeking business advantages through Web applications.  Going to the Web means increased revenue, enriched customer relationships and enhanced operational effectiveness, but it also represents a complex and expensive IT challenge. Unify gives companies the combined benefits of building a custom application and buying a packaged application – flexibility, speed to market and reduced total cost of ownership.  Unify NXJ makes it radically easy and cost-effective for companies to extend their business applications to the Web,” added Wille.

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“I look forward to working with Jim Kanir, our new vice president of sales and marketing, to refocus the organization, making needed investments during the year to enhance our competitive positioning and drive future revenues and operating profit,” concluded Wille.

Balance Sheet

The Company ended the fiscal year with $3 million in cash, up from cash of $2.6 million at the end of the third quarter, and flat compared to cash of $3 million at the end of fiscal 2002.  Stockholders’ equity at the end of the year was $1.5 million, compared to stockholders’ equity of $971,000 at the end of fiscal 2002.  Additionally, the Company reported working capital of $658,000 at the end of fiscal 2003.

Customers

During the fourth quarter, Unify had a number of wins across vertical and geographic markets including, Doshiyou RFP, Florida Medical Records Services, Giga Consulting, JC21, Lourdes Memorial Hospital, Inc., Pioneer Shared Services, Corp., Pittsburgh Job Corps, and University of Wisconsin.

Highlights

During fiscal year 2003, Unify:

•                  Earned significant repeat business from existing customers, including bioMèrieux, Citra, GlaxoSmithKline, GMAC Leasing, Science Application International Corp., Sescoi France, Travel Centers of America, Triple G Systems Group and Unify Japan Distribution.

•                  Launched Unify NXJ during the Gartner Symposium ITxpo in Oct. 2002.

•                  Secured 25 new Unify NXJ customers, including Amerillium Systems, Inc., Cast & Crew, Celebrity Software, Corporate Express, Fernando Chinaglia, IDS, MDSI, Net Team, Telios and Vinci Park.

•                  Announced the appointment of Tery Larrew, CEO of Vericept, to the Board of Directors.

•                  Appointed Pete DiCorti as vice president of finance and administration, and CFO.

•                  Appointed Greg Tsutaoka as vice president of business development.

•                  Became listed on the over-the-counter bulletin board exchange.

Conference Call

Unify will hold its conference call, open to all interested parties, on Tuesday, June 10, 2003 at 2 p.m. Pacific Time.  Listeners should dial 800-231-5571 prior to the start of the conference call.  The conference call will also be Webcast.  Online listeners should visit www.unify.com/investors prior to the start of the call for login information.  A replay of the conference call will be available until June 24, 2003 by dialing 877-519-4471 and entering the passcode 3939531.

About Unify Corporation

Unify Corporation (OTCBB: UNFY) is a global provider of software product solutions that helps companies deliver robust and reliable Web and business applications in less time, at a lower cost and with significantly reduced maintenance.  More than 2,000 organizations around the world use Unify solutions to deliver applications that enhance revenue opportunities, improve operational effectiveness, and enrich customer relationships. Unify’s customers include AT&T, Boeing, Credit Lyonnais, Citigroup Inc., Fannie Mae, Fuji Electric Co. Ltd, GlaxoSmithKline, Heineken, Sescoi, Triple G Systems Group and Wells Fargo.  Founded in 1980, Unify is headquartered in Sacramento, Calif., and has offices in the UK and France, in addition to a worldwide network of distributors. Further information is available at www.unify.com.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by such phrases as “…to refocus the organization, making needed investments during the coming year to enhance our competitive positioning and drive future revenues and operating profit…” “the coming year for us is about executing on fresh strategies to grow market acceptance for NXJ, as well as, drive revenue growth with all our products” and similar words and phrases that refer to anticipated future events or performance of the business of the Company. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by our forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company’s ability to attract and retain employees in key positions. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in our SEC filings available for viewing on its web site at “Investor Relations,” “SEC filings” or from the SEC at www.sec.gov.

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UNIFY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2003	April 30, 2002

Assets
Current assets:
Cash and cash equivalents	$3,030	$2,993
Accounts receivable, net	2,504	3,279
Prepaid expense & other current assets	290	339
Total current assets	5,824	6,611

Property and equipment, net	345	396
Other investments	392	589
Other assets	114	121
Total assets	$6,675	$7,717

Liabilities and Stockholders’ Equity
Current liabilities:
Account payable	$556	$626
Notes payable to minority interest stockholders	0	291
Accrued compensation and related expenses	652	689
Current portion of long term debt	200	240
Other accrued liabilities	822	1,372
Deferred revenue	2,936	3,328
Total current liabilities	5,166	6,546

Long term debt	0	200

Stockholders’ equity:
Common stock	21	20
Paid in capital	59,339	59,088
Note receivable from stockholder	(60)	(60)
Accumulated other comprehensive loss	(43)	(210)
Accumulated deficit	(57,748)	(57,867)
Total stockholders’ equity	1,509	971
Total liabilities and stockholders’ equity	$6,675	$7,717

UNIFY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(in thousands)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2003	2002	2003	2002
Revenues:
Software Licenses	$1,622	$2,241	$5,895	$7,303
Services	1,548	1,489	6,278	6,297
Total revenues	3,170	3,730	12,173	13,600

Cost of Revenues:
Software licenses	57	92	263	498
Services	270	280	1,133	1,442
Total cost of revenues	327	372	1,396	1,940

Gross profit	2,843	3,358	10,777	11,660

Operating Expenses:
Product development	948	1,072	4,108	4,099
Selling, general and administrative	1,619	1,492	6,523	6,016
Write-down of other investments	150	200	200	1,300
Special charges (recovery)	0	39	(132)	(1,276)
Total operating expenses	2,717	2,803	10,699	10,139

Income from operations	126	555	78	1,521
Other income (expense), net	(1)	181	3	36
Income before income taxes	125	736	81	1,557
Benefit for income taxes	(58)	(55)	(38)	(10)
Net income	$183	$791	$119	$1,567

Net income per share:
Basic	$0.01	$0.04	$0.01	$0.08
Dilutive	$0.01	$0.04	$0.01	$0.08
Shares used in computing net income per share:
Basic	21,164	20,373	20,939	20,232
Dilutive	21,657	21,397	21,693	20,779